Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Letterhead of Shatswell, MacLeod & Company, P.C.]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2012, which is incorporated by reference in the Annual Report on Form 10-K of BSB Bancorp, Inc. for the year ended December 31, 2011.

/s/ Shatswell, MacLeod & Company, P.C.

Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
November 19, 2012